Exhibit 99.1

NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	Chief Operating Officer and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST TO PRESENT AT
THE NAREIT INSTITUTIONAL INVESTOR FORUM

DALLAS — (June 2, 2005) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced that it will provide an online audio simulcast of its panel presentation to the investment community at the 2005 NAREIT Institutional Investor Forum in New York City. The presentation will take place on Wednesday, June 8, 2005, at 4:40 p.m. Eastern Time.

The live audio broadcast of Ashford Hospitality Trust’s panel presentation will be available online at the Company’s website at www.ahtreit.com as well as http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=AHT&item_id=1071017. The online replay will begin shortly after the presentation ends and will be available for 30 days.

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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600